UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2021 (May 14, 2021)

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A

New York, NY 10036

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01 Entry into a Material Definitive Agreement.

CLO Transaction

Overview

On May 14, 2021 (the “FL3 CLO Closing Date”), Granite Point Mortgage Trust Inc. (the “Company”) entered into a collateralized loan obligation (“GPMT 2021-FL3” or the “FL3 CLO”) through its wholly owned subsidiaries, GPMT 2021-FL3, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as issuer (the “FL3 Issuer”), and GPMT 2021-FL3 LLC, a Delaware limited liability company, as co-issuer (the “FL3 Co-Issuer” and together with the FL3 Issuer, the “FL3 Issuers”). On the FL3 CLO Closing Date, the FL3 Issuers co-issued the following classes of notes pursuant to the terms of an indenture, dated as of the FL3 CLO Closing Date (the “FL3 Indenture”), by and among the FL3 Issuers, GPMT Seller LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “FL3 Seller”), as advancing agent, Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “FL3 Trustee”), and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, custodian, backup advancing agent and note registrar (in all such capacities, together with its permitted successors and assigns, the “FL3 Note Administrator”) and designated transaction representative:

•	$428,346,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes Due 2035 (the “FL3 Class A Notes”), which had ratings of “AAA(sf)” and “Aaa(sf)” by DBRS, Inc. (“DBRS Morningstar”) and Moody’s Investors Service, Inc., respectively, and an initial maturity expected weighted average life of 0.85 years, and bear interest at a per annum rate equal to (i) the Benchmark (as defined below) plus (ii)(a) with respect to each payment date prior to the payment date in February 2025, 1.25% and (b) thereafter, 1.50%;

•	$101,939,000 aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes Due 2035 (the “FL3 Class A-S Notes”), which had a rating of “AAA(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 1.26 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in February 2025, 1.60% and (b) thereafter, 1.85%;

•	$40,157,000 aggregate principal amount of Class B Third Priority Secured Floating Rate Notes Due 2035 (the “FL3 Class B Notes”), which had a rating of “AA(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 1.43 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in February 2025, 1.95% and (b) thereafter, 2.45%;

•	$48,395,000 aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes Due 2035 (the “FL3 Class C Notes”), which had a rating of “A(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 1.58 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in February 2025, 2.40% and (b) thereafter, 2.90%;

•	$53,543,000 aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes Due 2035 (the “FL3 Class D Notes”), which had a rating of “BBB(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 1.62 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in February 2025, 3.15% and (b) thereafter, 3.65%; and

•	$13,386,000 aggregate principal amount of Class E Six Priority Secured Floating Rate Notes Due 2035 (the “FL3 Class E Notes” and, together with the FL3 Class A Notes, the FL3 Class A-S Notes, the FL3 Class B Notes, the FL3 Class C Notes and the FL3 Class D Notes, the “FL3 Offered Notes”)), which had a rating of “BBB(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 1.67 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in February 2025, 3.90% and (b) thereafter, 4.40%.

The FL3 Offered Notes were placed by J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC pursuant to a placement agreement dated as of May 5, 2021.

In addition to the FL3 Offered Notes, on the FL3 CLO Closing Date, the FL3 Issuer issued, pursuant to the FL3 Indenture:

•	$44,277,000 aggregate principal amount of Class F Seventh Priority Floating Rate Notes Due 2035 (the “FL3 Class F Notes”), which had a rating of “BB(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 1.67 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 5.25%; and

•	$31,920,000 aggregate principal amount of Class G Eighth Priority Floating Rate Notes Due 2035 (the “FL3 Class G Notes,” and, together with the FL3 F Notes, the “FL3 Retained Notes”), which had a rating of “B(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 1.67 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 7.00%.

As used herein, the term “Benchmark” has the meaning set forth in the FL3 Indenture. The calculation of the initial maturity expected weighted average lives of the FL3 Offered Notes and the FL3 Retained Notes (together, the “FL3 Notes”) assumes certain collateral characteristics, including that there are no defaults, extensions or delinquencies and certain other modeling assumptions. There are no assurances that such assumptions will be met.

The FL3 Retained Notes were acquired by GPMT CLO Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“FL3 Retention Holder”). The FL3 Retained Notes are not secured by the FL3 Collateral Interests (as defined below) or any other collateral securing the FL3 Offered Notes.

Concurrently with the issuance of the FL3 Notes, the FL3 Issuer also issued preferred shares, par value $0.001 per share and with an aggregate liquidation preference and notional amount equal to $1,000 per share (the “FL3 Preferred Shares” and, together with the FL3 Notes, the “FL3 Securities”), to FL3 Retention Holder. FL3 Retention Holder acquired the FL3 Preferred Shares in order to comply with certain risk retention rules. The FL3 Preferred Shares are subject to the terms and conditions of a Preferred Share Paying Agency Agreement, dated as of the FL3 CLO Closing Date (the “FL3 Preferred Share Paying Agency Agreement”), among the FL3 Issuer, Wells Fargo Bank, National Association, as preferred share paying agent, and MaplesFS Limited, as preferred share registrar and administrator. The FL3 Preferred Shares have no stated dividend rate. Holders of the FL3 Preferred Shares will be entitled to receive monthly non-cumulative dividends, if and to the extent that funds are available for such purpose, in accordance with the priority of payments set forth in the FL3 Indenture and under Cayman Islands law. The FL3 Preferred Shares were issued by the FL3 Issuer as part of its issued share capital, and are not secured by the FL3 Collateral Interests or any other collateral securing the FL3 Offered Notes.

The FL3 Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Proceeds from the issuance of the FL3 Securities were used to (i) purchase one (1) combined commercial real estate whole loan and related mezzanine loan secured by equity interests in the related borrower (the “FL3 Combined Loan”), twenty-three (23) pari passu participations in twenty-three (23) separate whole commercial real estate loans (the “FL3 Pari Passu Whole Loan Participations”), two (2) pari passu participations in two (2) separate combined commercial real estate whole loans and related mezzanine loans secured by equity interests in the related borrowers (the “FL3 Pari Passu Combined Loan Participations”) and one (1) senior participation in a commercial real estate whole loan (the “FL3 Senior Participation” and, together with the FL3 Combined Loan, the FL3 Pari Passu Whole Loan Participations and the FL3 Pari Passu Combined Loan Participations, the “FL3 Collateral Interests”), (ii) to repay borrowings under various of the Company’s financing facilities, including financing facilities with affiliates of the Placement Agents and (iii) to undertake certain related activities and pay certain fees and expenses. Additionally, during the period beginning on the FL3 CLO Closing Date and ending on and including the payment date occurring in May 2023, subject to conditions set forth in the FL3 Indenture and the FL3 Collateral Interest Purchase Agreement, the Issuer may also use certain principal proceeds to acquire from the Seller all or a portion of certain future funding companion participations related to the FL3 Pari Passu Whole Loan Participations, the FL3 Pari Passu Combined Loan Participations and the FL3 Senior Participations (the “FL3 Related Funded Companion Participations”).

The FL3 Collateral Interests had an aggregate principal balance of approximately $823.7 million as of April 9, 2021 (the cut-off date for the FL3 CLO).

The FL3 Collateral Interests were purchased, and the FL3 Related Funded Companion Participations will be purchased, by the FL3 Issuer from the FL3 Seller pursuant to a Collateral Interest Purchase Agreement (the “FL3 Collateral Interest Purchase Agreement”), dated as of the FL3 CLO Closing Date, among the FL3 Issuer, the FL3 Seller, the Company and, solely as to section 4(k) thereof, GPMT CLO REIT LLC, a Delaware limited liability company and wholly owned subsidiary of the Company. Pursuant to the FL3 Collateral Interest Purchase Agreement, the FL3 Seller made certain representations and warranties to the FL3 Issuer with respect to the FL3 Collateral Interests. In the event that a material breach of representation or warranty with respect to any FL3 Collateral Interest exists, the FL3 Seller will have to either (a) correct or cure such breach of representation or warranty in all material respects, within 90 days of discovery (subject to certain extensions) by the FL3 Seller or any party to the FL3 Indenture or the FL3 Servicing Agreement (as defined below) (to the extent such breach is capable of being corrected or cured), (b) subject to the consent of a majority of the holders of each class of FL3 Notes, voting separately (excluding any FL3 Notes held by the FL3 Seller or any of its affiliates), make a cash payment to the FL3 Issuer, or (c) repurchase such FL3 Collateral Interest at a repurchase price calculated as set forth in the FL3 Collateral Interest Purchase Agreement. The obligation of the FL3 Seller to repurchase a FL3 Collateral Interest in connection with a material breach of the representations and warranties pursuant to the FL3 Collateral Interest Purchase Agreement has been guaranteed by the Company.

The FL3 Notes

FL3 Collateral

The FL3 Offered Notes are secured by, among other things, (i) the portfolio of FL3 Collateral Interests, (ii) certain collection, payment, custodial, acquisition and expense reserve accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iii) certain eligible investments purchased from deposits in certain accounts, (iv) the FL3 Issuer’s rights under certain related agreements, (v) all amounts delivered to the FL3 Note Administrator (or its bailee) (directly or through a securities intermediary), (vi) all other investment property, instruments and general intangibles in which the FL3 Issuer has an interest, other than certain excepted property, (vii) the FL3 Issuer’s ownership interests in and rights in certain permitted subsidiaries and (viii) all proceeds of the foregoing (collectively, the “FL3 Collateral”).

The FL3 Offered Notes are limited recourse obligations of the FL3 Issuer and non-recourse obligations of the FL3 Co-Issuer, and the FL3 Retained Notes are limited recourse obligations of the FL3 Issuer. The FL3 Co-Issuer owns no material assets and will engage in no business other than co-issuing the FL3 Offered Notes. To the extent that amounts are insufficient to meet payments due in respect of the FL3 Notes and expenses following liquidation of the FL3 Collateral, the obligations of the FL3 Issuer and the FL3 Co-Issuer to pay such deficiency will be extinguished.

Interest Rate and Maturity

The FL3 Offered Notes have an initial weighted average interest rate of approximately one-month LIBOR plus 1.62%. Interest payments on the FL3 Notes are payable monthly, beginning in June 2021. Each class of FL3 Notes will mature at par in July 2035, unless redeemed or repaid prior thereto. Principal payments on each class of FL3 Notes will be paid in accordance with the priority of payments set forth in the FL3 Indenture. However, it is anticipated that the FL3 Notes will be paid in advance of the stated maturity date in accordance with the priority of payments in the FL3 Indenture.

For so long as any class of FL3 Notes with a higher priority is outstanding, any interest due on the FL3 Class C Notes, the FL3 Class D Notes, the FL3 Class E Notes and the FL3 Retained Notes that is not paid as a result of the operation of the priority of payments set forth in the FL3 Indenture will be deferred, and the failure to pay such interest will not be an event of default under the FL3 Indenture (any such interest, “FL3 Deferred Interest”). FL3 Deferred Interest on any class of FL3 Notes will be added to the outstanding principal balance of such class of FL3 Notes and will accrue interest at the applicable interest rate. FL3 Deferred Interest will not be payable until the earliest of the first interest payment date on which funds are available to pay such FL3 Deferred Interest in accordance with the priority of payments set forth in the FL3 Indenture, or the date on which such class of FL3 Notes matures or is redeemed.

Subordination of the FL3 Notes

In general, payments of interest and principal on any class of FL3 Notes are subordinate to all payments of interest and principal on any class of FL3 Notes with a more senior priority. Generally, all payments on the FL3 Notes will be subordinate to certain payments required to be made in respect of any interest advances and certain other expenses. Payments on the FL3 Notes will be senior to any payments on or in respect of the FL3 Preferred Shares to the extent required by the priority of payments set forth in the FL3 Indenture.

FL3 Note Protection Tests

The FL3 Notes are subject to note protection tests (the “FL3 Note Protection Tests”), which will be used primarily to determine whether and to what extent interest received on the FL3 Collateral Interests may be used to make certain payments subordinate to interest and principal payments to the FL3 Offered Notes in the priority of payments set forth in the FL3 Indenture. In the event that either FL3 Note Protection Test is not satisfied on any measurement date, interest received on the FL3 Collateral Interests that would otherwise be used to pay interest on the FL3 Retained Notes and dividends to the FL3 Preferred Shares and make certain other payments must instead be used to pay principal of first, the FL3 Class A Notes, second, the FL3 Class A-S Notes, third, the FL3 Class B Notes, fourth, the FL3 Class C Notes, fifth, the FL3 Class D Notes and sixth, the FL3 Class E Notes, in each case, to the extent necessary to cause the FL3 Note Protection Tests to be satisfied.

The FL3 Note Protection Tests consist of a par value test (the “FL3 Par Value Test”) and an interest coverage test (the “FL3 Interest Coverage Test”). The FL3 Par Value Test will generally be considered to be met if the number calculated by dividing (a) the aggregate principal balance of the FL3 Collateral Interests and certain other eligible investments and modified or defaulted FL3 Collateral Interests by (b) the sum of the aggregate outstanding principal balance of the FL3 Offered Notes and the amount of any unreimbursed interest advances, is equal to or greater than 115.62%. The FL3 Interest Coverage Test will generally be considered to be met if the Interest Coverage Ratio (as defined in the FL3 Indenture) on the FL3 Offered Notes is equal to or greater than 120.00%.

The FL3 Servicing Agreement

Except for certain non-serviced loans, the commercial real estate loans related to the FL3 Collateral Interests (the “FL3 Loans”) will be serviced by Wells Fargo Bank, National Association (the “FL3 Servicer”), pursuant to a servicing agreement (the “FL3 Servicing Agreement”), dated as of the FL3 CLO Closing Date, by and among the FL3 Issuer, the FL3 Trustee, the FL3 Note Administrator, the FL3 Seller (as advancing agent), the FL3 Servicer, Trimont Real Estate Advisors, LLC, a Georgia limited liability company (the “FL3 Special Servicer”), and Park Bridge Lender Services LLC, a New York limited liability company (the “Operating Advisor”). Additionally, pursuant to the FL3 Servicing Agreement, the FL3 Issuer appointed the FL3 Special Servicer to act as special servicer with respect to the FL3 Loans. Additionally, the Servicer entered into a sub-servicing agreement, dated as of the FL3 CLO Closing Date with the Special Servicer, pursuant to which the Special Servicer will act as sub-servicer and perform certain of the servicing duties of the Servicer with respect to the FL3 Loans.

The FL3 Servicing Agreement requires each of the FL3 Servicer and the FL3 Special Servicer to diligently service and administer the FL3 Loans and any applicable mortgaged property acquired directly or indirectly by the FL3 Special Servicer for the benefit of the secured parties under the FL3 Indenture. In connection with their respective duties under the FL3 Servicing Agreement, the FL3 Servicer and the FL3 Special Servicer (or any replacement servicer or special servicer) are entitled to monthly servicing and special servicing fees, as described in the FL3 Servicing Agreement.

The Operating Advisor is entitled to receive a monthly fee under the Servicing Agreement from amounts received in respect of the FL3 Collateral Interests owned by the Issuer, in an amount equal to one-twelfth of $20,000. The Operating Advisor may also be entitled to certain consulting and review fees as described in the Servicing Agreement.

The foregoing summaries of the FL3 Indenture, the FL3 Preferred Share Paying Agency Agreement, the FL3 Collateral Interest Purchase Agreement and the FL3 Servicing Agreement are qualified in their entirety by reference to the full text of the FL3 Indenture, the FL3 Preferred Share Paying Agency Agreement, the FL3 Collateral Interest Purchase Agreement and the FL3 Servicing Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description

10.1*	Indenture, dated as of May 14, 2021, by and among GPMT 2021-FL3, Ltd., GPMT 2021-FL3 LLC, GPMT Seller LLC, Wilmington Trust, National Association and Wells Fargo Bank, National Association

10.2*	Preferred Share Paying Agency Agreement, dated as of May 14, 2021, among GPMT 2021-FL3, Ltd., Wells Fargo Bank, National Association and MaplesFS Limited

10.3*	Collateral Interest Purchase Agreement, dated as of May 14, 2021, among GPMT Seller LLC, GPMT 2021-FL3, Ltd., Granite Point Mortgage Trust Inc. and, solely as to section 4(k) thereof, GPMT CLO REIT LLC

10.4*	Servicing Agreement, dated as of May 14, 2021, by and among GPMT 2021-FL3, Ltd., Wilmington Trust, National Association, Wells Fargo Bank, National Association, GPMT Seller LLC, Trimont Real Estate Advisors, LLC and Park Bridge Lender Services LLC

104	Cover Page Interactive Data File, formatted in Inline XBRL

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

By:	/s/ Michael J. Karber
Michael J. Karber
General Counsel and Secretary

Date: May 18, 2021